UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Susquehanna Bancshares, Inc. (“Susquehanna”) has received preliminary approval from the U.S. Department of Treasury (the “Treasury”) to receive an investment of $300 million by participating in the Treasury’s Capital Purchase Program, which is part of its Troubled Asset Relief Program. The terms of the preferred stock and warrants to purchase common stock, which Susquehanna expects to issue to the Treasury, will be in substantial conformity to the standardized terms provided by the Treasury in its term sheet for the Capital Purchase Program. The Treasury’s term sheet describing the Capital Purchase Program is available on the Treasury’s website at http://www.ustreas.gov.

The infusion of capital through the Capital Purchase Program will raise Susquehanna’s Tier 1 risk-based capital ratio from 8.63% as of September 30, 2008, which is in excess of the government’s well-capitalized threshold of 6%, to 11.40%, and will further strengthen Susquehanna’s capital position.

A press release announcing Susquehanna’s receipt of preliminary approval to participate in the Treasury’s Capital Purchase Program is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release, dated November 19, 2008, issued by Susquehanna Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: November 19, 2008